UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2016

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on August 19, 2016, RLJ Entertainment, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (“AMC”).  Under the terms and subject to the conditions of the Investment Agreement, upon the closing date, the Company and AMC will enter into a credit agreement pursuant to which AMC will provide a $60 million seven-year term loan and a $5 million one-year term loan to the Company, and the Company will grant AMC warrants to purchase at least 20 million shares of the Company’s common stock, par value $0.001 per share.

On September 19, 2016, the Board of Directors of the Company approved an amendment to the Company’s bylaws, effective as of such date, to include a new Article XII of the bylaws regarding the inapplicability of acquisition of controlling interest statutes and other similar provisions in connection with the acquisition of shares of the Company’s capital stock by Digital Entertainment Holdings LLC, any of its members or any of their respective affiliates.

The new bylaw provides that: “In accordance with the provisions of NRS 78.378, and notwithstanding anything to the contrary in these Bylaws or otherwise, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock effected by Digital Entertainment Holdings LLC (“DEH”), any of its members or any of their respective affiliates or any of their respective successors or assigns under the Transaction Documents (as defined below).  Without limitation of the foregoing, the Corporation shall take any and all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, these Bylaws, the laws of the State of Nevada (as amended from time to time and including, without limitation, NRS 78.411 through 78.444, inclusive, and 78.378 through 78.3793, inclusive, and any successor statutes thereto) or other applicable law that is or could become applicable to (i) that certain Investment Agreement, dated as of August 19, 2016, between the Corporation and DEH (the “Investment Agreement”) and the other Transaction Documents (as defined in the Investment Agreement), (ii) DEH, any of its members or any of their respective affiliates or any of their respective successors or permitted assigns under the Transaction Documents, or (iii) any of the various transactions as set forth in, or contemplated by, the Investment Agreement and the other Transaction Documents, including in connection with the fulfillment and exercise by the Corporation and DEH of their respective obligations and rights thereunder, including in connection with the Corporation’s issuance of, and DEH’s ownership, exercise and voting of, the Securities (as defined in the Investment Agreement).”

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.1	Bylaw Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	September 23, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaw Amendment

4